UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2012

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction

of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On January 25, 2012, Praxair, Inc. issued a press release setting forth Praxair, Inc.’s results of operations for the quarter and year ended December 31, 2011. A copy of Praxair, Inc.’s press release is furnished herewith as Exhibit (99.1) and is hereby incorporated by reference in this Item 2.02.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On January 25, 2012, Praxair, Inc. issued a press release announcing that Ricardo S. Malfitano, an Executive Vice President, will retire from Praxair on March 1, 2012, and that Eduardo F. Menezes and Scott E. Telesz, each currently a Senior Vice President, have been promoted to Executive Vice Presidents, effective March 1, 2012. A copy of Praxair, Inc.’s press release is filed herewith as Exhibit (99.2) and is hereby incorporated by reference in this Item 502(b).

ITEM 8.01 Other Events.

On January 25, 2012, Praxair, Inc. issued a press release announcing that the Board of Directors has approved a 10% increase in Praxair’s annual dividend rate and a new $1.5 billion stock repurchase program. A copy of the press release is attached hereto as Exhibit 99.3 and is hereby incorporated by reference into this Item 8.01.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included in this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 25, 2012 Regarding Results of Operations

99.2	Press Release dated January 25, 2012 Regarding Executive Officer Retirement and Promotions

99.3	Press Release dated January 25, 2012 Regarding Dividend and New Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date: January 25, 2012	By:	/s/ Elizabeth T. Hirsch
Elizabeth T. Hirsch
Vice President and Controller

Exhibit Index

Exhibit 99.1	Press Release dated January 25, 2012 Regarding Results of Operations

Exhibit 99.2	Press Release dated January 25, 2012 Regarding Executive Officer Retirement and Promotions

Exhibit 99.3	Press Release dated January 25, 2012 Regarding Dividend and New Stock Repurchase Program